UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025
Atkore Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16100 South Lathrop Avenue, Harvey, Illinois 60426
(Address of principal executive offices) (Zip Code)

(708) 339-1610
(Registrant's telephone number, including area code)

N/A
(Former name )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 20, 2025, Atkore Inc. (the “Company”) announced that it has entered into a cooperation agreement (the “Cooperation Agreement”) with Irenic Capital Management LP and certain of its affiliates (collectively, “Irenic”).

Pursuant to the Cooperation Agreement, the Company has agreed to, among other things: (i) increase the size of the Company’s Board of Directors (the “Board”) by one (1) director and appoint Franklin S. Edmonds, Jr. (the “New Director”) to the Board to fill the vacancy created by such increase, with an initial term expiring at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”), (ii) establish a committee of the Board (the “Strategic Review Committee”) consisting of no more than five (5) directors, including the New Director, to oversee, evaluate and provide advice to the Board regarding its review of strategic alternatives and (iii) on or prior to May 20, 2026, under certain circumstances as described in the Cooperation Agreement, increase the size of the Board by one (1) director and appoint a new director to be mutually agreed upon by the Board and Irenic, provided that at such time Irenic beneficially owns a “net long position” of, or has aggregate net long economic exposure to, at least 1.5% of the Company’s then outstanding common stock. Pursuant to the Cooperation Agreement, the Company has also agreed to nominate the New Director for election to the Board at the 2026 Annual Meeting.

The Cooperation Agreement provides for customary director replacement rights, pursuant to which the Company and Irenic have agreed to cooperate in good faith to select a mutually agreeable replacement director in the event that the New Director ceases to serve as a director for any reason prior to the expiration of the Cooperation Period (as defined below), provided that at such time Irenic beneficially owns a “net long position” of, or has aggregate net long economic exposure to, at least 1.5% of the Company’s then outstanding common stock.

Pursuant to the Cooperation Agreement, Irenic has agreed to, among other things: (i) irrevocably withdraw its nomination notice regarding its slate of proposed director nominees for election at the 2026 Annual Meeting and (ii) abide by certain customary standstill restrictions, voting commitments, and other provisions, including a mutual non-disparagement provision during the Cooperation Period.

In addition, pursuant to the Cooperation Agreement, the Company agreed to enter into a consulting agreement to engage Bruce M. Taten to serve as a special advisor to the Strategic Review Committee.

The “Cooperation Period” means the period from November 20, 2025 until the earlier of (x) November 20, 2026 and (y) the date that is thirty (30) calendar days prior to the notice deadline under the Company’s By-laws for stockholders to submit stockholder nominations of director candidates for election to the Board at the Company’s 2027 annual meeting of stockholders. The Cooperation Agreement will terminate upon the expiration of the Cooperation Period.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.
On November 20, 2025, the Company issued a press release announcing, among other things, the Company’s entry into the Cooperation Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the U.S. Securities Exchange Act, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Cooperation Agreement, dated November 20, 2025, by and among Atkore Inc., Irenic Capital Management LP and certain affiliates of Irenic named therein.
99.1	Press Release, dated November 20, 2025.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INC.

By: /s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary

Date: November 20, 2025